Exhibit 99.1

New Jersey Mining Company Acquires

Roberts Rare Earth Element Prospect in Idaho

COEUR D'ALENE, Idaho, July 7, 2020 (ACCESSWIRE) -- New Jersey Mining Company (OTCQB:NJMC) (“NJMC” or the “Company”) is pleased to announce the expansion of its strategic land holdings to include the Roberts Rare Earth Element (REE) Project in Lemhi County, Idaho.

The Roberts REE Project is comprised of 12 unpatented mining claims covering an area of approximately 89 hectares (219 acres). This Project is located within the Mineral Hill Mining district, approximately 48 kilometers (30 miles) northwest of the town of Salmon, Idaho. Recent sampling by Company geologists returned grades in excess of 12% combined rare earths elements.

NJMC’s VP of Exploration, Rob Morgan commented, “I consider 1% to be the threshold of REE ore grade mineralization, so to see grades exceeding 12% is extraordinary. As with many higher-grade project’s, if our initial sampling holds true as we advance the property, an economic ore deposit could be defined within a relatively small footprint.

In Idaho, most of the lode REE occurrences lie along a northwest trending line from Lemhi Pass, through Diamond Creek, to the Mineral Hill district, before crossing the Idaho-Montana state line. This lineament stretches at least 100 miles across central Idaho and the Roberts Project (and Diamond Creek) are on this trend. In our opinion the Roberts is the next best REE mineralized occurrence along this trend and lies northwest of NJMC’s Diamond Creek Project.”

The mineralization at the Roberts Project belongs to a unique group of mineral deposits known as Carbonatites. Carbonatites are carbonate rocks sourced from magmatic origins, with primary carbonate compositions exceeding 50%. These Carbonatite-type deposits are almost exclusively associated with continental rift-related tectonic settings. Out of the eight known carbonatite occurrences within the Mineral Hill District, the Roberts Project covers what NJMC geologists consider the two best occurrences.

At the Roberts, one carbonatite occurrence can be found in a northwest trending seam, which measures approximately 400 meters (1,300 feet) long and 90 meters (300 feet) wide; the second occurrence is a small carbonatite plug, measuring about 200 meters in diameter. Studies conducted by A.T. Abbott (1954) and A.L. Anderson (1958) from the Idaho Geological Survey (IGS), and E.P. Kaiser (1956) with the U.S. Geologic Survey (USGS) pioneered recognition of these unusual deposit types in the Mineral Hill District. Abbott reported cutting a 2.5 foot sample across the Roberts lode which returned 21.5 per cent combined rare earth oxides and thoria.

New Jersey Mining Company     •     201 N. 3rd Street     •     Coeur d’Alene, Idaho 83814

The unusual carbonatite seam and intrusive plug occurring on the Roberts property are characterized by an exceptional REE concentration. REEs like; neodymium, praseodymium and samarium occur on the property in abundance. Similarly, as with NJMC’s Diamond Creek project, REE’s are not the only valuable commodities found on the properties; gold and niobium are also present according to historic information and NJMC sampling, and both may prove to be desirable by-products should these properties advance to production. Recently collected samples from the Roberts property show assays with gold values up to 8.8 grams per tonne (0.25 ounce per ton) and niobium as high as 0.50%.

Mr. Morgan further commented, “Grade is king in our industry, and the grades of the combined total rare earth elements at our Roberts prospect equals and/or surpasses the grades found at many other world-class REE ore deposits. The commercial potential of these types of REE deposits was first recognized in the 1950’s, however clean energy, battery and defense-related technologies had not matured, with negligible demand until decades later.”

NJMC President and CEO John Swallow stated, “With one asset already in production and preparing for the next stage of its expansion/development, we are in the unique situation of utilizing our existing skillsets and expertise to secure a position in REE’s that we have long considered for their potential to add to the growth of the Company (should opportunity and timing converge). Furthermore, the rigorous assault on the U.S.’s supply chains during the COVID pandemic has shown the general public the strategic importance of developing domestic supplies of all resources needed by the United States.

Supporting our point of view are some of the following key factors:

•A low-carbon future is not possible without a tremendous amount of critical minerals.

•Defensive readiness is subject to reliable sources of critical minerals and domestic supply chains.

•An actionable U.S. “supply chain stress test” does not exist.

•China currently supplies and largely controls the world’s supply of critical minerals.

•The U.S. is 100% reliant on China for many of its critical minerals.

•China, as part of its national “going out” strategy, has invested heavily across the world to control foreign deposits and processing – while essentially outsourcing substandard environmental practices.

•Idaho is ranked the #7 most favorable mining jurisdiction in the world in a current survey of the world’s best regions for mining investment by the Fraser Institute.

•The USGS and the IGS have recognized and published our “national inventory” of critical mineral resources, with two of the most promising prospects located in Idaho.

•(Idaho-based) New Jersey Mining Company is a proven mine developer, producer and processor.

•New Jersey Mining controls two of the most promising critical mineral occurrences in Idaho.

Mr. Swallow concluded, “Our approach with regard to Diamond Creek and Roberts is to seek collaborations, partnerships and other approaches toward the funding of Research & Development programs to advance these properties into reliable sources of raw materials. We feel these properties have the potential to provide some of the important raw materials required by our country’s technology and defense sectors. The advancement of our Idaho rare earth properties is similar to that of a tech company possessing a promising patent, technological edge or other valuable advantage over domestic upstarts and foreign competitors.

New Jersey Mining Company     •     201 N. 3rd Street     •     Coeur d’Alene, Idaho 83814

I understand that it took us 192 years to amass $1 trillion in debt and that we are adding almost that amount each month due to ramifications from the virus (and other policies). In addition to “whatever it takes” money creation and our immediate need for PPE, food and energy, many folks have now realized just how reliant we are on China for our defensive readiness and control of our own low-carbon future. In my opinion, the debate is no longer about why any of this is happening, it is about the consequences of it happening and not falling victim to the monetary and critical minerals uncertainty that lies ahead.”

Qualified person

NJMC's Vice President of Exploration, Robert John Morgan, PG, PLS is a qualified person and has reviewed and approved the technical information and data included in this press release.

About New Jersey Mining Company

Headquartered in North Idaho, New Jersey Mining Company is the rare example of a vertically integrated operating junior mining company. NJMC produces gold at the Golden Chest Mine and recently consolidated the Murray Gold Belt (MGB) for the first time in over 100-years. The MGB is an overlooked gold producing region within the Coeur d’Alene Mining District, located north of the prolific Silver Valley. In addition to gold, the Company maintains a presence in the Critical Minerals sector and is focused on identifying and exploring for Critical Minerals (Rare Earth Minerals) important to our country’s defensive readiness and a low-carbon future.

New Jersey Mining Company possesses the in-house skillsets of a much larger company while enjoying the flexibility of a smaller and more entrepreneurial corporate structure. Its production-based strategy, by design, provides the flexibility to advance the Murray Gold Belt and/or its Critical Minerals holdings on its own or with a strategic partner in a manner that is consistent with its existing philosophy and culture. NJMC has established a high-quality, early to advanced-stage asset base in four historic mining districts of Idaho and Montana, which includes the currently producing Golden Chest Mine. Management is stakeholder focused and owns more than 15-percent of NJMC stock.

The Company’s common stock trades on the OTC-QB under the symbol “NJMC.”

For more information on New Jersey Mining Company go to www.newjerseymining.com or call:

Monique Hayes, Corporate Secretary/Investor Relations

Email: monique@newjerseymining.com

(208) 625-9001

Forward Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that are intended to be covered by the safe harbor created by such sections. Such statements are based on good faith assumptions that New Jersey Mining Company believes are reasonable, but which are subject to a wide range of uncertainties and business risks that could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Such factors include, among others, the Company’s ability to identify additional resource or expand development at the Golden Chest Mine, the risk that the

New Jersey Mining Company     •     201 N. 3rd Street     •     Coeur d’Alene, Idaho 83814

mentioned rare earth minerals can be further defined or developed into an economic reserve or resource, or that gold or other valuable minerals can be identified as a byproduct of these potential resources, an increased risk associated with production activities occurring without completion of a feasibility study of mineral reserves demonstrating economic and technical viability, the risks and hazards inherent in the mining business (including risks inherent in developing mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), changes in the market prices of gold and silver and the potential impact on revenues from changes in the market price of gold and cash costs, a sustained lower price environment, as well as other uncertainties and risk factors. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. NJMC disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise.

New Jersey Mining Company     •     201 N. 3rd Street     •     Coeur d’Alene, Idaho 83814